Exhibit 10.13

SECONDMENT AGREEMENT

THIS AGREEMENT is made as of the 25 day of March, 2008,

B E T W E E N:

COMMUNICATE.COM DELAWARE, INC. a corporation incorporated under the laws of Delaware;

(the “Home Company”)

OF THE FIRST PART

- and -

DOMAIN HOLDINGS, INC., a corporation incorporated under the laws of Alberta, Canada;

(the “Host Company”)

OF THE SECOND PART

- and -

Kulveer Taggar

of Seattle, Washington

(the “Secondee”)

OF THE THIRD PART

WHEREAS the Home Company and the Host Company wish to enter into this agreement to address all mutual exchanges of staff by way of Secondments between the Parties;

WHEREAS the Secondee wishes to secure the benefits and protections offered by this Secondment Agreement.;

WHEREAS the Parties accept this agreement as a basis for their mutual exchange of staff by way of a Secondment.

NOW THEREFORE, witnesseth that in consideration of the premises and the terms and conditions herein contained, the Parties hereto covenant and agree with each other as follows:

1.

Definitions

(a)

"Parties" means the Parties of this agreement as named above.

(b)

"Secondment" means an exchange of an employee of one entity between her or his Home Company and a Host Company in a foreign country for a period less than two years, whereby the employee will enter into an employment contract with the Host Company and the employment contract with the Home Company will be suspended for the term of the secondment.

(c)

"Secondee" means the employee who is sent from the Home Company to the Host Company.

(d)

"Home Company" means Communicate.com Delaware, Inc.

(e)

"Home Country" means the United States.

(f)

"Host Company" means Domain.com., Inc.

(g)

"Host Country" means Canada.

(h)

“Just Cause” means the wilful failure of the Secondee to properly carry out his duties after notice by the Company of the failure to do so and an opportunity for the Secondee to correct the same within 60 days from the date of receipt of such notice, or theft, fraud, dishonesty or material misconduct by the Secondee involving the property, business or affairs of the Company or the carrying out of the Secondee’s duties, or the conviction of the Secondee for any criminal offence which the Board determines in good faith would adversely affect the Secondee’s ability to perform his duties hereunder, including a conviction for an offence which adversely reflects on the integrity or reputation of the Secondee or the Company;

(h)

"Secondment Agreement" means the agreement between the Home Company and the Secondee with respect to the Secondment, approved by the Host Company.

(i)

"Total Costs" means all direct and indirect expenses of the Host Company and the Home Company relating to a Secondment regardless of whether they constitute income of the Secondee or not.

2.

Employment Relationships

(a)

This agreement does not affect the employment relationship between the Secondee and the Home Company.  In case of a call back of the Secondee by the Home Company the Host Company shall be obliged to enable the termination of any Host employment contract in due course. The Host Company shall be obliged to make the necessary arrangements in any Host employment contract with respect to such a premature termination of the Host Employment Contract in accordance with the applicable labor law.

(b)

The Secondee will be fully integrated in the Host Company for the duration of the Secondment according to the employment contract with the Host Company. During the Secondment the Secondee agrees to follow the directions of the representatives of the Host Company.

(c)

The Secondee will be equipped with a power of attorney for the respective Host Company, if required. Any power of attorney for the respective Home Company will be suspended for the duration of the Secondment.

(d)

With the consent of the Home Company and the Secondee, the Host Company shall be authorized to transfer the Secondee to suitable other duties and to assign her or him- also on temporary basis to any other acceptable position.

(e)

In general, the Secondee shall be transferred to the payroll of the Host Company.

3.

Duration of the Secondment

(a)

The duration of the Secondment is subject to mutual agreement between the Home Company, the Host Company and the Secondee and will be stipulated to by the Parties.

(b)

Each party is entitled to terminate the Secondment for good cause upon written notice to the other party.  Good cause, though not limited to the following occurrences, is present

(1)

if the Host Company ceases its business or activities;

(2)

if the Secondee is terminated for Just Cause;

(3)

if the employment between the Secondee and the Home Company is terminated;

(4)

if the employment between the Secondee and the Host Company is terminated;

(5)

if the Home Company calls the Secondee back to the Home Company due to inevitable business requirements with prior consent of the Secondee.

4.

Duties of the Home Company

According to this agreement, the Secondee is entitled to several benefits and assistance provided by the Home Company.  If the Parties do not agree otherwise, the following benefits and assistance have to be provided to the Secondee by the Home Company, if necessary in cooperation with external service providers:

(a)

support in obtaining Visas and work permits and reimbursement of related costs, if required, in cooperation with Host Company;

(b)

coordination or assistance in tax planning and tax preparation in cooperation with selected tax services provider; and

(c)

coordination of health coverage and emergency medical evacuation coverage, if required, in cooperation with Host Company.

5.

Duties of the Host Company

According to this Secondment Agreement the Secondee is entitled to several benefits and assistance provided by the Home Company.  If the Parties do not agree otherwise, the following benefits and assistance has to be provided to the Secondee by the Host Company, if necessary in cooperation with external service providers if required:

(a)

cooperation with Home Company in administration of retirement benefit programs,

(b)

if required, cooperation with Home Company in administration of social security,

(c)

if required, cooperation with Home Company in providing support in obtaining Visas and work permits and reimbursement of related costs,

(d)

if required, cooperation with Home Company in coordination of health coverage and emergency medical evacuation coverage,

6.

Cost Allocation

(a)

As the Host Company will be the sole beneficiary of the services rendered by the Secondee, the Host Company shall bear the Totally Costs incurred by the Secondment at the Host Company and the Home Company according to the Worldwide Secondment Agreement.

(b)

The Totally costs shall include, but are not limited to:

(1)

remuneration of the Secondee (including, but not limited to: salary, and retirement benefit programs);

(2)

social security tax contributions;

(3)

costs related to a house hunting trip;

(4)

costs related to obtaining Visas and work permits;

(5)

costs related to assistance in tax planning and tax preparation in cooperation with selected Tax services provider;

(6)

costs related to health coverage and emergency medical evacuation coverage;

(7)

transportation differential payment;

(8)

costs related to temporary living due to relocation; and

(9)

costs related to host country housing.

8.

Cross Charging of Costs and Invoicing Procedure

All costs borne by the Home Company with respect to the Secondment shall be cross charged to the Host Company, and all payments will be charged annually to the Host Company.

(a)

The Home Company will issue an annual invoice detailing therein costs borne by the Home Company. To the extent that any VAT or sales tax becomes applicable on the cross charging of costs, such VAT or sales tax will be shown separately on the invoice.

(b)

Any withholding tax on income in the Host Country applicable to the costs charged shall be paid by the Host Company on behalf of the Home Company. However the Host Company will undertake any efforts to receive an exemption or reduction of withholding tax in accordance with a double tax treaty or any other local law or provision.

9.

Duty to Make Whole.

The Host Country agrees to reimburse the Secondee to the extent that the Secondee's combined total income and social security taxes exceed the amount that he/she would have paid if he/she remained in the Home Country.  If combined actual taxes are lower because of the foreign assignment, then the Secondee is entitled to keep the tax benefit.

10.

Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided, except that any notice of termination by the Company under section 6 shall be hand-delivered or given by registered mail. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth Business Day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered in person to the Secondee or to the Company at its address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the Company. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

(a)

if to the Home Company:

Communicate.com Delaware, Inc.

c/o Communicate.com, Inc.

Suite 645

375 Water Street

Vancouver, BC, CANADA, V6B 5C6

(b)

if to the Host Company:

Domain.com, Inc.

Suite 645

375 Water Street

Vancouver, BC, CANADA, V6B 5C6

(c)

if to the Secondee:

Kulveer Taggar

13 Kingsley Wood Drive,

London, SE9 3BJ

With a copy to:

Mark Muntean

Jeffer Mangels Butler & Marmaro LLP

Two Embarcadero Center

Fifth Floor

San Francisco, CA 94111

11.

Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

12.

Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

13.

Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement. This Agreement supersedes and replaces all prior agreements if any, written or oral, with respect to the Secondee’s employment by the Company and any rights which the Secondee may have by reason of any such prior agreement. There are no warranties, representations or agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth or referred to in this Agreement. No reliance is placed on any representation, opinion, advice or assertion of fact made by the Company or its directors, officers and agents to the Secondee, except to the extent that the same has been reduced to writing and included as a term of this Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid.

14.

Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

15.

Currency

All amounts in this Agreement are stated and shall be paid in Canadian Dollars.

16.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

17.

Counterparts

This Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

18.

Acknowledgment

The Secondee acknowledges that:

(a)  the Secondee has had sufficient time to review and consider this Agreement thoroughly;

(b)  the Secondee has read and understands the terms of this Agreement and the Secondee’s obligations hereunder; and

(c)  the Secondee has been given an opportunity to obtain independent legal advice, or such other advice as the Secondee may desire, concerning the interpretation and effect of this Agreement.

[Signatures appear on the following page]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

COMMUNICATE.COM DELAWARE, INC.

By: /s/ C. Geoffrey Hampson

Name: C. Geoffrey Hampson

Title: Chief Executive Officer

DOMAIN HOLDINGS, INC.

By: /s/ C. Geoffrey Hampson

Name: C. Geoffrey Hampson

Title: Chief Executive Officer

Witness

SECONDEE:

)

Harjeet Taggar

)

/s/ Kulveer Taggar

__________________________

)

____________________________

Kulveer Taggar